UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CARBON SCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	20-5451302
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

5511C Ekwill Street, Santa Barbara, California 93111

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered:	each class is to be registered
None	None:

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [  ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

Carbon Sciences, Inc. hereby incorporates by reference herein the description of its common stock, par value $0.001 per share appearing under the caption “Description of Securities” contained in the Registrant’s registration statement on Form S-1 filed with the Securities and Exchange Commission on November 7, 2011, as amended.

Item 2.	Exhibits.

The registrant hereby incorporates by reference herein the following exhibits:

Exhibit Number	Description

3.1	Articles of Incorporation of Carbon Sciences, Inc. filed with the Nevada Secretary of State on August 25, 2007. (Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed on July 27, 2007)
3.2

Articles of Amendment of Articles of Incorporation of Carbon Sciences, Inc. filed with the Nevada Secretary of State on April 9, 2007 (Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed on July 27, 2007)

3.3

Certificate of Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on May 9, 2011 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 16, 2011).

3.4

Certificate of Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on August 1, 2011 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 4, 2011).

3.5	Bylaws of Carbon Sciences, Inc. (Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed on July 27, 2007)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CARBON SCIENCES, INC.

Date: October 2, 2012	By:	/s/ Byron Elton
Byron Elton
Chief Executive Officer

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